                                    CONSENT



     I, Jason M. Tanzer, D.M.D., Ph.D., hereby consent to the use of my name in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 under the heading "Business -- Research and Development."



                                          /s/ Jason M. Tanzer, D.M.D., Ph.D.






                                     -------------------------------------------


                                          Jason M. Tanzer, D.M.D., Ph.D.


                                          Professor and head, Division of Oral
                                          Medicine


                                          Department of Oral Diagnosis


                                          School of Dental Medicine


                                               and


                                          Professor, Division of Clinical
                                          Microbiology


                                          Department of Laboratory Medicine


                                          School of Dental Medicine


                                          University of Connecticut Health
                                          Center



Date: September 9, 1996